UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 9, 2016, NuVasive, Inc. (the “Company”) entered into an Amendment No. 1 to Credit Agreement (the “Amendment”) with Bank of America, N.A., as administrative agent, and the other lenders party thereto, evidencing an amendment to the Company’s revolving senior credit facility (the “Facility”) providing for, among other things, modifications to the Facility to allow for the offering of the Notes (as defined below) as a “Permitted Convertible Note Refinancing” pursuant to the terms of the Facility.

The foregoing is a summary description of certain terms of the Amendment and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

On March 9, 2016, the Company announced a proposed offering of $550 million aggregate principal amount of Convertible Senior Notes due 2021 (the “Notes”) in a private offering to qualified institutional buyers that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon Rule 144A under the Securities Act. In addition, the Company announced its intention to enter into convertible note hedge transactions and warrant transactions in connection with the offering of the Notes with one or more of the initial purchasers of the Notes (“Convertible Note Hedge and Warrant Transactions”). The Company’s press release announcing the launch of the offering of the Notes and potential Convertible Note Hedge and Warrant Transactions, as well as the expected use of proceeds thereof, is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the repurchases of the Convertible Senior Notes due 2017 (the “2017 notes”) described in the press release noted above, the Company expects to amend each of the base call option transaction confirmations the Company entered into with affiliates of the initial purchasers in connection with the pricing of its 2017 notes in June 2011 in order to continue to permit the exercise by the Company of a number of options to purchase its common stock underlying such base call option transaction confirmations corresponding to the number of 2017 notes repurchased in connection with the offering of the Notes that, absent such amendment, would have been exercisable only upon the conversion of such repurchased 2017 notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 1 to Credit Agreement, dated as of March 9, 2016, by and among the Company, the Other Loan Parties, Bank of America, N.A. and each of those additional Lenders that are a party to such agreement.

99.1	Press Release of NuVasive, Inc. dated March 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, Strategy, Corporate Development and General Counsel

Date: March 9, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of March 9, 2016, by and among the Company, the Other Loan Parties, Bank of America, N.A. and each of those additional Lenders that are a party to such agreement.

99.1	Press Release of NuVasive, Inc. dated March 9, 2016.